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INDEPENDENT AUDITORS' REPORT


To the Shareholders and Board of Directors of The BlackRock 1999 Term Trust, Inc.:

In  planning  and performing our audit  of  the
financial statements of The BlackRock 1999 Term
Trust,  Inc. (the "Trust") for the  year  ended
December 31, 1997 (on which we have issued  our
report  dated February 13, 1998), we considered
its   internal   control,   including   control
activities  for  safeguarding  securities,   in
order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the Trust's internal control.

The  management of the Trust is responsible for
establishing and maintaining internal  control.
In  fulfilling  this responsibility,  estimates
and  judgments  by management are  required  to
assess the expected benefits and related  costs
of  controls.   Generally,  controls  that  are
relevant  to  an audit pertain to the  entity's
objective of preparing financial statements for
external purposes that are fairly presented  in
conformity  with generally accepted  accounting
principles.    Those   controls   include   the
safeguarding of assets against unauthorized acquisition, use or disposition.

Because  of  inherent  limitations  in  any  of
internal control, errors or fraud may occur and
not  be  detected.   Also,  projection  of  any
evaluation  of  internal  control   to   future
periods  is  subject to the risk  that  it  may
become   inadequate  because  of   changes   in
conditions or that the effectiveness of the design and operation may deteriorate.

Our   consideration  of  the  Trust's  internal
control  would  not  necessarily  disclose  all
matters  in  internal  control  that  might  be
material weaknesses under standards established
by  the  American Institute of Certified Public
Accountants.    A  material   weakness   is   a
condition  in which the design or operation  of
one  or more of the internal control components
does  not reduce to a relatively low level  the
risk that errors or fraud in amounts that would
be   material  in  relation  to  the  financial
statements being audited may occur and  not  be
detected within a timely period by employees in
the  normal course of performing their assigned
functions.    However,  we  noted  no   matters
involving the Trust's internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 1997.

This   report  is  intended  solely   for   the
information and use of the Trust's management and Board of Directors, and the Securities and Exchange Commission.




Boston, Massachusetts
February 13, 1998